U.S. OFFER TO EXCHANGE

Ordinary Shares, including

Ordinary Shares Represented by American Depositary Shares,

of

GOLD FIELDS LIMITED

(CUSIP: 38059T106; ISIN: CAE000018123)

by

THE INITIAL OFFER PERIOD OF THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 A.M., NEW YORK CITY TIME, ON FEBRUARY 4, 2005, UNLESS IT IS EXTENDED, LAPSES OR IS WITHDRAWN PRIOR TO THAT TIME.

December 3, 2004

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

We have been appointed by Harmony Gold Mining Company Limited, a company organized under the laws of the Republic of South Africa, to act as financial advisors in connection with Harmony’s offer to exchange: (a) each American depositary share (“ADS”) of Gold Fields Limited, a company organized under the laws of the Republic of South Africa, for 1.275 Harmony ADSs (each Harmony ADS representing one Harmony ordinary share) and (b) each Gold Fields ordinary share (other than Gold Fields ordinary shares represented by Gold Fields ADSs) for 1.275 Harmony ordinary shares, in each case upon the terms and subject to the conditions set forth in the preliminary prospectus, dated December 3, 2004 (the “prospectus”) and the related ADS letter of transmittal and form of acceptance (which, together with the prospectus and any amendments or supplements thereto, constitute the “U.S. offer”) enclosed herewith. Terms used in this document to the extent not defined herein shall have the same meaning as in the prospectus.

Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Gold Fields ADSs. Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

1.	The ADS letter of transmittal to be used by holders of Gold Fields ADSs to accept the U.S. offer to tender Gold Fields ADSs.

2.	The notice of guaranteed delivery to be used by holders of Gold Fields ADSs to accept the U.S. offer if certificates evidencing Gold Fields ADSs and all other required documents are not immediately available or cannot be delivered to the U.S. ADS exchange agent on or prior to the expiration date of the U.S. offer or if the procedure for book-entry transfer cannot be completed by the expiration date of the U.S. offer.

3.	A form of letter to be sent to your clients for whose accounts you hold Gold Fields ADSs, with space provided for obtaining such clients’ instructions with regard to the U.S. offer.

4.	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

If your clients have not already received the prospectus, you should also forward to your clients a copy of the prospectus. If you need any additional copies of the prospectus or any other materials in connection with the U.S. offer, please direct your requests to MacKenzie Partners, Inc., the information agent for the U.S. offer, at (212) 929-5500.

THE U.S. OFFER MAY NOT BE ACCEPTED IN RESPECT OF GOLD FIELDS ORDINARY SHARES BY MEANS OF AN ADS LETTER OF TRANSMITTAL AND NOTICE OF GUARANTEED DELIVERY. IF YOUR CLIENTS HOLD GOLD FIELDS ORDINARY SHARES, THEY SHOULD USE THE FORMS OF ACCEPTANCE SENT BY THE SOUTH AFRICAN INTERMEDIARIES FOR TENDERING SUCH SECURITIES INTO THE U.S. OFFER BY FOLLOWING THE INSTRUCTIONS SET FORTH ON SUCH FORMS. ADDITIONAL INFORMATION CAN BE OBTAINED FROM MACKENZIE PARTNERS, INC., THE INFORMATION AGENT FOR THE U.S. OFFER, AT (212) 929-5500.

We urge you to contact your clients as promptly as possible.

1. The U.S. offer is an offer by Harmony to exchange (a) each Gold Fields ADS for 1.275 Harmony ADSs (each Harmony ADS representing one Harmony ordinary share) and (b) each Gold Fields ordinary share (other than Gold Fields ordinary shares represented by Gold Fields ADSs) held by U.S. holders for 1.275 Harmony ordinary shares and each case on the terms and subject to the conditions set forth in the prospectus.

2. The U.S. offer is being made for 100% of the outstanding Gold Fields ADSs and all Gold Fields ordinary shares held by U.S. holders (within the meaning of Rule 14d-1(d) under the Securities Exchange Act) not already held by Harmony. Harmony will, upon the terms and subject to the conditions of the U.S. offer, exchange the Gold Fields ADSs and Gold Fields ordinary shares validly tendered and not withdrawn before the expiration date of the initial offer period of the U.S. offer. The term “expiration date” means 5:00 a.m., New York City time, on February 4, 2005.

3. The U.S. offer is being made separately from the South African offer, which is open to holders of Gold Fields ordinary shares who are located in South Africa and to holders of Gold Fields ordinary shares who are located outside of South Africa and the United States, if, pursuant to the local laws and regulations applicable to those holders, they are permitted to participate in the South African offer. The U.S. offer and the South African offer are being made on substantially similar terms, and completion of the offers is subject to the same conditions.

4. The U.S. offer and withdrawal rights will expire on the expiration date, which will be 5:00 a.m., New York City time, on February 4, 2005, unless the offers have been extended or the offers lapse or are withdrawn prior to that time. Harmony intends that the U.S. offer and the South African offer will expire simultaneously.

5. Exchange of Gold Fields ADSs tendered and accepted for exchange pursuant to the U.S. offer will be made only after timely receipt by the U.S. ADS exchange agent of (a) certificates evidencing the tendered Gold Fields ADSs or a timely book-entry confirmation of a book-entry transfer of such Gold Fields ADSs into the U.S. ADS exchange agent’s account at the Book-Entry Transfer Facility pursuant to the procedures set forth in the prospectus under “The Offer — Procedures for Tendering Gold Fields ADSs — Gold Fields ADSs held in book-entry form”, (b) a properly completed and duly executed ADS letter of transmittal (or facsimile thereof with an original manual signature), with any required signature guarantees, or an agent’s message in connection with a book-entry transfer, as defined in the prospectus under “The Offer — Procedures for Tendering Gold Fields ADSs — Gold Fields ADSs held in book-entry form”, and (c) any other documents required by the ADS letter of transmittal.

6. Harmony will be deemed to have accepted for exchange all validly tendered and not withdrawn Gold Fields ADSs on the expiration date subject only to the satisfaction of the conditions described in the prospectus. In accordance with JSE and SRP regulations, Harmony will publish an announcement through SENS, the JSE news service, and through a simultaneous announcement through the South African and United States press within 4 business days following the expiration date. Harmony will also file these announcements with the SEC. If the conditions are not satisfied, Harmony will promptly return all tendered Gold Fields securities without acquiring them.

7. In the event that the offer is successful, Harmony ordinary shares or Harmony ADSs, as applicable, will be delivered to the tendering holders of Gold Fields securities following the publication by the SRP of the final results of the offers for Gold Fields securities. If the offers are consummated, the final settlement date for the offers is currently expected to occur approximately 7 South African trading days following the expiration date of the offers. If Harmony ADSs will be evidenced by ADRs, tendering holders may not receive these certificates until approximately two weeks after the settlement date. For further information, see “The Offer — Delivery of Gold Fields Ordinary Shares; Gold Fields ADSs; Settlement Date” in the prospectus.

8. In order to take advantage of the U.S. offer, the appropriate ADS letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an agent’s message in connection with book-entry transfer of Gold Fields ADSs, and any other documents required by the ADS letter of transmittal must be sent to the U.S. ADS exchange agent at its address set forth in the prospectus prior to the expiration date, and either (a) the certificates for tendered Gold Fields ADSs must be received by the U.S. ADS exchange agent or such Gold Fields ADSs must be tendered pursuant to the procedures for book-entry transfer described in the prospectus and a book-entry confirmation must be received by the U.S. ADS exchange agent (including an agent’s message if the tendering holder has not delivered an ADS letter of transmittal) in each case prior to the expiration date, or (b) such holder must comply with the guaranteed delivery procedures.

9. A holder who desires to tender Gold Fields ADSs and whose ADRs evidencing such Gold Fields ADSs are not immediately available, who cannot comply with the procedure for book-entry transfer on a timely basis, or for whom time will not permit all required documents to reach the U.S. ADS exchange agent prior to the expiration date, may tender such Gold Fields ADSs by following the procedures for guaranteed delivery set forth in the prospectus. See “The Offer — Procedures for Tendering Gold Fields ADSs — Guaranteed delivery.”

YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 A.M., NEW YORK CITY TIME, ON FEBRUARY 4, 2005, UNLESS THE U.S. OFFER IS EXTENDED OR WITHDRAWN PRIOR TO THAT TIME.

Any inquiries you have with respect to the U.S. offer should be addressed to either of the joint dealer managers or MacKenzie Partners, Inc., the information agent at their respective addresses and telephone numbers set forth on the back of this letter.

Requests for additional copies of the enclosed materials may be directed to the information agent.

Very truly yours,

HSBC Securities (USA) Inc.

Investec (US) Inc.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF HARMONY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE U.S. EXCHANGE AGENT, OR ANY AFFILIATE OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR USE ANY DOCUMENT OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE U.S. OFFER NOT CONTAINED IN THE PROSPECTUS OR THE ADS LETTER OF TRANSMITTAL.

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